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EXHIBIT 99B.7
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STATEMENTS OF INCOME                 U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
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                                            Quarter Ended
                                              June 30,        %
Dollars in millions                        1994      1993   Change
- - ------------------------------------------------------------------
REVENUES
Local service                            $1,016      $963     5.5
Access charges - interstate                 556       527     5.5
Access charges - intrastate                 179       170     5.3
Long distance network service               345       355    (2.8)
Other services                              147       136     8.1
                                      ----------------------------
    Total operating revenues              2,243     2,151     4.3

EXPENSES
Employee-related costs                      738       706     4.5
Other operating expenses                    401       413    (2.9)
Taxes other than income taxes                98        96     2.1
                                      ----------------------------
Earnings before interest, taxes,
 depreciation, amortization and
 other (EBITDA)                           1,006       936     7.5
                                      ----------------------------
Depreciation and amortization               470       459     2.4
Interest expense                             81       100   (19.0)
Other income (expense) - net                 17       (13)      -
                                      ----------------------------
Income before income taxes and
 extraordinary item                         472       364    29.7

Provision for income taxes                  177       121    46.3
                                      ----------------------------
Income before extraordinary item            295       243    21.4

Extraordinary item - early
 extinguishment of debt,
 net of tax                                 -         (50)     -
                                      ----------------------------
NET INCOME                                 $295      $193    52.8
                                      ============================

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Note: Certain reclassifications within the financial
statements have been made to conform to the current year presentation.